Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): June 6, 2002.

USURF America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation	(Commission File No.)	(IRS Employer Identification Number)

3333 S. Bannock, Suite 790, Englewood, Colorado 80110
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 789-7100

8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
(Former name or former address, if changed since last report)

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Form 8-K
USURF America, Inc.

Item 5. Other Events and Regulation FD Disclosure.

On June 6, 2002, USURF America, Inc. announced that we had relocated our corporate headquarters to Englewood, Colorado. Our new address is 3333 S. Bannock, Suite 790, Englewood, Colorado 80110; our new telephone number is (303) 789-7100.

On June 6, 2002, we issued the press release reproduced below:

USURF America Announces Relocation to Denver
Move Expected to Help Company Speed Deployment of Its Quick-Cell(TM) Wireless Broadband Technology in New Markets

DENVER, June 6 /PRNewswire-FirstCall/ -- USURF America, Inc. (Amex: UAX) the developer of Quick-Cell(TM) a family of Wi-Fi-standard broadband fixed-wireless high-speed Internet access products, announced today that in conjunction with its stepped-up expansion plans, it has moved its corporate offices from Baton Rouge, La., to Denver.

"The transfer of USURF corporate headquarters is one of the first steps in our overall plan to dramatically expand operations and boost revenues over the coming months," says Doug McKinnon, President and CEO of USURF America, Inc. "Denver was an obvious choice for us due to its critical mass of under-utilized talent, the untapped opportunity the region holds for our product offerings and its proximity to the right kind of investment capital, all of which are key components for USURF's continued growth. The city has a long history as the telecommunications capital of the West, as well as a center of innovation and convergence for new services, such as the type of cutting edge wireless broadband that we provide. We feel that by locating offices here, we can launch our services to new communities much more efficiently, while continuing to attract investment capital."

Denver was also chosen by the company because of the close proximity of several mature partner channels USURF is already in the process of developing. One of those partners is SunWest Communications, Inc., which USURF recently signed a three-year exclusive revenue sharing agreement to provide its Quick-Cell(TM) broadband wireless Internet access services. SunWest will market these services to its 6,000 existing telephone customers as well as to new customers throughout the Greater Colorado Springs area.

"Our main objective right now is to speed up the deployment of our Quick-Cell(TM) product in lucrative new markets. By establishing a strong presence in Denver, we should immediately begin making progress toward adding new shareholder value," adds McKinnon.

USURF will initially employ a few specialists in business development and sales and marketing in its new Denver office. USURF will also continue some engineering development in Baton Rouge, where the Company was founded. USURF's new headquarters are located at 3333 S. Bannock, Suite 790, Englewood, Colo., 80110.

About USURF America

USURF America, Inc. focuses on the exploration of the Wireless Internet access products and other Internet services. The Company's proprietary Quick-Cell(TM) technology is one of the most flexible fixed-wireless Internet access solutions on the market. Its Quick-cell equipment meets all 802.11(x) standards and utilizes unlicensed 2.4GHz 802.11b spectrum and can be deployed far less expensively than other wireline and cable technologies. USURF plans on expanding its service offering to a growing number of small and medium-sized cities currently overlooked by larger broadband providers. For more information about USURF America, please visit the company's website at www.usurf.com .

Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in USURF America's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of USURF America's Securities and Exchange Commission filings. USURF America wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of USURF America. There are many factors that will determine whether USURF America will be successful in its Quick-Cell endeavors, including, without limitation, access to adequate capital, consumer acceptance of the Quick-Cell wireless Internet access products and the ability of USURF America and its business partners to provide timely customer installation services. USURF America undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

* * * * END OF PRESS RELEASE * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 14, 2002.	USURF AMERICA, INC.

By: /s/ DOUGLAS O. MCKINNON
Douglas O. McKinnon
President and Chief Executive Officer